MICHAEL T. STUDER CPA P.C.

45 Church Street

Freeport, NY 11520

Phone: (516) 378-1000

Fax: (516) 546-6220

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors

SmartMetric Inc.

I consent to the use in this Registration Statement on Form SB-2 of my report included herein dated August 25, 2004, relating to the consolidated financial statements of SmartMetric Inc. and subsidiary.

Freeport, New York                                                    /s/ Michael T. Studer CPA P.C.

August 26, 2004